Exhibit 8.1

February 7, 2012

Phoenix Residential Securities, LLC

1100 Virginia Drive

Fort Washington, Pennsylvania 19034

Re:	Phoenix Residential Securities, LLC

Registration Statement on Form S-3

Ladies and Gentlemen:

We have advised Phoenix Residential Securities, LLC (the “Registrant”) with respect to certain federal income tax aspects of the issuance by the Registrant of its mortgage-backed pass-through certificates (the “Certificates”) and mortgage-backed notes (the “Notes,” and together with the Certificates, the “Securities”), each issuable in series (each, a “Series”). Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading “Material Federal Income Tax Consequences” in the prospectus (the “Prospectus”) forming a part of the Registration Statement on Form S-3 (the “Registration Statement”) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description, to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This letter is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series with numerous different characteristics, the particular characteristics of each Series must be considered in determining the applicability of this opinion to a particular Series.

Phoenix Residential Securities, LLC

February 7, 2012

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP